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                                                                    EXHIBIT 99.3

                             CAPITAL HOLDINGS, INC.
                               5520 Monroe Street
                              Sylvania, Ohio 43560
                                ---------------

                           NOTICE OF SPECIAL MEETING
                        TO BE HELD ON             , 2001
                                ---------------

     NOTICE IS HEREBY GIVEN that Capital Holdings, Inc. will hold a special
meeting of its shareholders, on                            , 2001 at 10:00 a.m.,
local time, at the                ,                ,                , Ohio. The
purpose of the meeting is:

     1. to consider and vote on a proposal to adopt the affiliation agreement, dated as of October 24, 2000, by and between Fifth Third Bancorp and Capital Holdings, Inc. relating to, among other matters, the merger of Capital Holdings with and into Fifth Third and approval of the control share acquisition by Fifth Third of more than a majority of the voting power of Capital Holdings pursuant to and in accordance with Section 1701.831 of the Ohio Revised Code. A copy of the affiliation agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice; and

     2. to consider and vote upon such other matters as may properly come before the meeting.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AFFILIATION AGREEMENT AND THE CONTROL SHARE ACQUISITION AND RECOMMENDS YOU VOTE "FOR" THE PROPOSAL.

     Only shareholders of record at the close of business on
            , 2001 are entitled to notice of and to vote at the special meeting or any adjournments or postponements of that meeting. A list of Capital Holdings shareholders entitled to vote at the special meeting will be available for examination by any shareholder at the main office of Capital Holdings during ordinary business hours for at least ten days prior to the special meeting, as well as at the special meeting.

     YOUR VOTE IS VERY IMPORTANT! THE AFFIRMATIVE VOTE OF AT LEAST TWO-THIRDS OF THE ISSUED AND OUTSTANDING SHARES OF CAPITAL HOLDINGS COMMON STOCK ENTITLED TO VOTE IS REQUIRED TO ADOPT THE AFFILIATION AGREEMENT AND A MAJORITY OF THE VOTING POWER OF SHARES REPRESENTED AT THE SPECIAL MEETING, EXCLUDING CERTAIN "INTERESTED SHARES", IS REQUIRED TO APPROVE THE CONTROL SHARE ACQUISITION BY FIFTH THIRD. A vote for adoption of the affiliation agreement will also constitute a vote for approval of the control share acquisition. To ensure that your shares are voted at the special meeting, please sign, date and promptly mail the accompanying proxy card in the enclosed envelope. If you hold shares of Capital Holdings common stock directly in your name, you may also vote over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. Any shareholder of record present at this meeting or at any adjournments or postponements of the meeting may revoke his or her proxy and vote personally on each matter brought before the meeting. You may revoke your proxy by following the instructions contained in the accompanying proxy statement/prospectus at any time before it is voted.

     Remember, if your shares are held in the name of a broker, only your broker can vote your shares and only after receiving your instructions. Please contact the person responsible for your account and instruct him/her to execute a proxy card on your behalf. You should also sign, date and mail your proxy at your earliest convenience.

     Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the matter proposed for your consideration at the special meeting. Should you have any questions or require assistance,
please call                , who is assisting us, at                .

                                       By Order of the Board of Directors

                                       /s/ JOHN S. SZUCH
                                       -----------------------------------------
                                       John S. Szuch
                                       Chairman and Chief Executive Officer
            , 2001

     THE BOARD OF DIRECTORS OF CAPITAL HOLDINGS, INC. UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE AFFILIATION AGREEMENT AND THE CONTROL SHARE ACQUISITION BY FIFTH THIRD OF MORE THAN A MAJORITY OF THE VOTING POWER OF CAPITAL HOLDINGS. YOUR SUPPORT IS APPRECIATED.